Exhibit 1.01
Medtronic Public Limited Company
Conflict Minerals Report
For the Year Ended December 31, 2015
Overview
This Conflict Minerals Report (this “Report”) of Medtronic Public Limited Company (“Medtronic,” the “Company,” “we,” “us,” and “our”) has been prepared by us on a consolidated basis for the reporting period from January 1, 2015 to December 31, 2015 (the “Reporting Period”) pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended. Conflict minerals are defined as cassiterite, columbite-tantalite (coltan), gold, wolframite, or their derivatives, which are limited to tantalum, tin and tungsten and gold (often referred to as 3TG) for the purposes of this assessment. The “Covered Countries” for the purposes of the Rule are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.
If a registrant knows or has reason to believe that any of the conflict minerals necessary to the functionality or production of their products may have originated in the Covered Countries, then the registrant must exercise due diligence on the conflict minerals’ source and chain of custody and submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures.
Forward-Looking Statements
This Conflict Minerals Report contains forward-looking statements, which are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. These statements include statements regarding our goals for future improvements to our due diligence process and to mitigate the risk about the sourcing of our conflict minerals. All forward-looking statements involve risk and uncertainty. Risks that may cause these forward-looking statements to be inaccurate include: failure to carry out these plans in a timely manner or at all; lack of cooperation or progress by our suppliers, their respective suppliers and smelters; lack of progress by smelter or refiner validation programs for conflict minerals (including the possibility of inaccurate information, fraud and other irregularities) or these plans may not be effective. In addition, you should also consider the important factors described in reports and documents that we file from time to time with the SEC, including the factors described under the sections titled “Risk Factors” in the Company’s most recently submitted Quarterly or Annual Reports. Except as required by law, we disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.
Company Summary
Medtronic, headquartered in Dublin, Ireland, is among the world's largest medical technology, services, and solutions companies - alleviating pain, restoring health, and extending life for millions of people around the world. Medtronic employ more than 85,000 people worldwide, serving physicians, hospitals, and patients in approximately 160 countries. Medtronic is focused on collaborating with key stakeholders around the world to take healthcare Further, Together.
Medtronic’s business groups and products for the Reporting Period included:

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The Cardiac and Vascular Group (“CVG”) is composed of the Cardiac Rhythm & Heart Failure, Coronary & Structural Heart, and Aortic & Peripheral Vascular divisions. CVG's products, with specific focus on comprehensive disease management, include pacemakers, insertable and external cardiac monitors, implantable defibrillators, leads and delivery systems, ablation products, electrophysiology catheters, products for the treatment of atrial fibrillation, information systems for the management of patients with Cardiac Rhythm & Heart Failure devices, products designed to reduce surgical site infections, coronary and peripheral stents, balloon, and related delivery systems, endovascular stent graft systems, heart valve replacement technologies, cardiac tissue ablation systems, and open heart and coronary bypass grafting surgical products. CVG also includes Care Management Services (formerly known as Cardiocom) and Cath Lab Managed Services within the Cardiac Rhythm & Heart Failure division.

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The Minimally Invasive Therapies Group (“MITG”) is composed of the Surgical Solutions and Patient Monitoring & Recovery divisions. MITG looks to enhance patient outcomes through minimally invasive solutions with a focus on diseases of the gastrointestinal tract, lungs, pelvic region, kidneys, obesity, and preventable complications. The Surgical Solutions division's products include those for advanced and general surgical care (stapling, vessel sealing, and other surgical instruments), sutures, electrosurgery products, hernia mechanical devices, mesh implants, and solutions for gastrointestinal, advanced ablation, and interventional lung. The Patient Monitoring & Recovery division's products include ventilators, capnography and other airway products, sensors, monitors, compression and dialysis products, enteral feeding, wound care, and medical surgical products (including operating room supply products, electrodes, needles, syringes, and sharps disposals).

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The Restorative Therapies Group (“RTG”) is composed of the Spine, Neuromodulation, Surgical Technologies, and Neurovascular divisions. RTG includes products for various areas of the spine, bone graft substitutes, biologic products, trauma, implantable neurostimulation therapies and drug delivery systems for the treatment of chronic pain, movement disorders, obsessive-compulsive disorder, overactive bladder, urinary retention, fecal incontinence and gastroparesis, products to treat conditions of the ear, nose, and throat, and systems that incorporate advanced energy surgical instruments. Additionally, this group manufactures and sells image-guided surgery and intra-operative imaging systems. With the addition of the Neurovascular division through the January 2015 Covidien acquisition, RTG manufactures and markets products and therapies to treat diseases of the vasculature in and around the brain and includes sales of coils, neurovascular stents and flow diversion products.

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The Diabetes Group is composed of the Intensive Insulin Management, Non-Intensive Diabetes Therapies and Diabetes Service & Solutions divisions. The Diabetes Group products include insulin pumps, continuous glucose monitoring systems, insulin pump consumables, and therapy management software.

This Report has been prepared by Company management.
Design of Conflict Minerals Program
The Company has designed its conflict minerals program, and the reasonable country of origin inquiry and due diligence measures contained therein, to be in conformity, in all material respects, with the internationally recognized due diligence framework as set forth in the Organisation for Economic Cooperation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD, 2013) and related supplements for gold, tin, tantalum and tungsten. Due to the depth of the Company’s supply chain, the Company is far removed from the sources of ore from which conflict minerals are produced and the smelters and refiners that process those ores, and the Company has limited influence over the behavior of these smelters and refiners. Moreover, because of the geographic diversity and ongoing changes in the Company’s supply chain, the Company often has significant difficulty identifying those suppliers who are further upstream from the Company’s direct suppliers. As a result, the Company’s program was specifically designed to relate to our position in the minerals supply chain as a "downstream" purchaser. Summarized below are the design components of the Company’s conflict minerals program as they relate to the five-step framework from the OECD Guidance:
Step 1. Establish and Maintain Strong Company Management Systems

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Establish and maintain a policy for the sourcing of minerals from the Covered Countries, which is available at: www.medtronic.com (under the “About” caption and “Corporate Responsibility,” “Suppliers,” and “Responsible Supply Chain” sub captions);

●	During 2015, became a member of the Conflict Free Sourcing Initiative (“CFSI”);

●	Establish a system of controls and transparency through the use of Conflict Minerals Reporting Template (“CMRT”) as a standard survey tool to identify smelters and refiners;

●	Establish and maintain a cross-functional conflict minerals management structure composed of three teams:

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Core Team (equivalent to a steering committee) comprised of the Chief Procurement Officer, VP Integration and Shared Services, Sourcing, Supplier Diversity and Facilities, VP Finance and Chief Accounting Officer, and VP Legal and Assistant Corporate Secretary, which was responsible for the overall program management of the conflict minerals compliance program, including strategy, governance structure, and oversight through the Sourcing Leadership Team and Operations Council;

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Central Team comprised of the Sr. Program Manager - Indirect Supply Management, a Supply Chain Project Analyst, a legal representative, which was responsible for the overall conflict minerals program design and implementation, including data collection, applicability and supplier review, reasonable country of origin inquiry (“RCOI”), due diligence, audit readiness, and reporting; day-to-day program management and

●	Business Unit Team comprised of members from each business unit who were responsible for data collection, applicability and supplier review;

●	Core Team is updated on the status of the conflict minerals program on a bi-monthly basis, and Company senior leadership is updated twice a year.

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Develop and maintain a training document for suppliers and employees that discusses the highlights of the Rule and the Company’s expectations of its suppliers to assist in complying with the Rule. The supplier training document includes detailed instructions on how to respond to the Company’s conflict minerals survey and was available upon accessing a third-party survey website. Employees are trained through materials that are made available on the Company’s intranet site;

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Enable the Company to receive external inquiries and grievances from customers, employees or other interested parties via a conflict minerals e-mail box (conflictminerals@medtronic.com) located in the Conflict Minerals Policy on www.medtronic.com; and

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Develop and add a clause to templates for new and renewed supply agreements and to standard purchase order terms and conditions that requires suppliers to provide information about the sourcing of conflict minerals and smelters or refiners and to conduct due diligence on the source and chain of custody for any conflict minerals used in their manufacturing processes.

Step 2. Identify and Assess Risks in the Supply Chain

●	Engage with affected suppliers by sending an email notifying them that the Company is subject to the Rule and that their cooperation in responding to a conflict minerals survey is requested;

●	Conduct a supply chain survey, based on the CMRT developed by the CFSI, of direct suppliers that supply the Company with products or components that may contain necessary conflict minerals;

●	Receive and review responses from suppliers that were surveyed;

●	Assess the reasonableness of all responses claiming to not use conflict minerals in their manufacturing processes based on internal knowledge of supplies purchased;

●	Perform an automated red flag review of all supplier responses and perform additional manual review and risk assessment on responses that fail the red flag review; and

●	Communicate with suppliers on the required corrective actions and request additional information as necessary.
Step 3. Design and Implement a Strategy to Respond to Identified Risks

●	Implement a risk management plan that outlines the Company’s responses to identified risks;

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Send reminder letters to each supplier who does not respond to the Company’s initial survey request in an attempt to receive a completed CMRT and work through Category and/or Commodity managers to personally follow up with non-responsive, high-spend suppliers;

●	Review supplier responses that claim to source conflict minerals from one or more of the Covered Countries;

●	Follow up with suppliers that do not provide a smelter or refiner list or indicate that they do not provide a complete smelter or refiner list to request additional smelter or refiner information;

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Compare a list of unique smelters or refiners received from suppliers who respond that they source conflict minerals from the Covered Countries against compliant, active, and standard smelter or refiner lists per the CFSP for verification of existence and location of the smelters or refiners, as well as the location from which conflict minerals were sourced. Identify smelters or refiners on the CFSP compliant list. For all suppliers who provide unknown or non-CFSP compliant smelters or refiners, continue to work with the supplier to investigate the smelter or refiner and determine the location from which the conflict minerals originated; and

●	Send communication to non-CFSI listed smelters and refiners identified in Medtronic supply chain asking them to join CFSP and become compliant.

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Send communication to direct suppliers who trigger due diligence by indicating sourcing from the DRC reminding them of the Medtronic conflict minerals policy and asking them to make every effort to source 3TGs from the validated sources.

Step 4. Carry Out Independent Third-Party Audit of Smelter or Refiner’s Due Diligence Practices

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The Company is a downstream consumer of necessary conflict minerals and many steps removed from smelters or refiners who provide minerals and ores. The Company does not perform or direct audits of smelters or refiners within its supply chain and relies on the Conflict Free Sourcing Program (CFSP) and its partners to conduct smelter and refiner due diligence.

Step 5. Report Annually on Supply Chain Due Diligence

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This Conflict Minerals Report is annually filed with the U.S. Securities and Exchange Commission. The Conflict Minerals Report is also available at www.medtronic.com (under the “Investors” caption and “SEC Filings” subcaption).

2015 Process
The Company determined that tin, tantalum, tungsten and gold, often referred to as 3TG, were necessary to the functionality of many of its products. In order to conform to the Rule, the Company then performed a risk-based assessment to determine if the necessary conflict minerals in the products the Company manufactured or contracted to manufacture directly or indirectly financed or benefitted armed groups in one or more of the Covered Countries. This risk-based assessment is discussed in further detail in the following sections.
Reasonable Country of Origin Inquiry
In accordance with the Rule, after the Company’s initial determination that conflict minerals were necessary to the functionality of many products, the Company conducted a reasonable country of origin inquiry (“RCOI”) to determine whether the Company had reason to believe that any of the conflict minerals necessary to the functionality or production of its products may have originated in the Covered Countries. The Company identified suppliers to survey by reviewing 2015 direct material purchases and applying applicability filters to segment suppliers that supply the Company with products or components that may contain necessary conflict minerals. After identifying the relevant suppliers, the Company then conducted a supply chain survey, based on the Conflict Minerals Reporting Template (“CMRT”) developed by the Conflict Free Sourcing Initiative (“CFSI”), of 1277 direct suppliers that supply the Company with products or components that may contain necessary conflict minerals. The

Company utilized a third-party web-based software platform and analysis system to conduct this supply chain survey. The suppliers surveyed represented all suppliers determined to be in-scope for 2015 based on the Company’s applicability filters, as mentioned above.
The Company received 742 responses from suppliers that were surveyed, representing a 58% response rate and 84.5% of all spend surveyed. The Company sent up to three reminder letters to each supplier who did not respond to the Company’s initial survey request in an attempt to receive a completed CMRT, and worked through relationship managers to personally follow up with non-responsive, high-spend suppliers.
The Company performed an automated red flag review of all supplier responses. The red flag review consisted of six logical tests based on supplier answers to questions contained in the CMRT, and responses that failed a minimum of one red flag review test were singled out for additional manual review and risk assessment. Based on this assessment, the Company sent 118 follow-up corrective action letters to suppliers with incomplete or inconsistent supplier responses requesting the supplier remediate their response.
Of the 742 responses, 59 suppliers either claimed to source conflict minerals from one or more of the Covered Countries or provided information that caused the Company to reasonably believe that the supplier sourced conflict minerals from one or more of the Covered Countries. As a result, the Company has reason to believe that necessary conflict minerals in its products may have originated in the Covered Countries.
Due Diligence Measures Performed
Following the Company’s RCOI, the Company performed the following measures to exercise due diligence on the source and chain of custody of the necessary conflict minerals contained in the Company’s products which the Company has reason to believe may have originated from the Covered Countries:

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Reviewed supplier responses that claimed to source conflict minerals from one or more of the Covered Countries (59 out of 742 completed supplier responses) and compiled initial list of smelters and refiners provided by such suppliers.

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Followed up with suppliers that claimed to source, or provided information that caused the Company to reasonably believe that the supplier sourced, conflict minerals from one or more of the Covered Countries but did not provide a smelter or refiner list or indicated that they did not provide a complete smelter or refiner list to request additional smelter or refiner information.

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Compared a list of 587 unique smelters or refiners received from the above suppliers against compliant, active, and standard smelter or refiner lists per the CFSP for verification of existence and location of the smelters or refiners, as well as the location from which conflict minerals were sourced.

•	Identified 217 smelters or refiners on the CFSP compliant list and 44 smelters on the CFSP active list.

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For all suppliers who provided unknown or non-CFSP compliant or active smelters or refiners, worked with the suppliers and investigated the smelter or refiner and determine the location from which the conflict minerals originated.

Results of Due Diligence Measures
As a downstream purchaser of products which contain conflict minerals, the Company’s due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals. The Company’s due diligence processes are based on the necessity of seeking data from direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals. The Company also relies, to a large extent, on information collected and provided by independent third party audit programs. Such sources of information may yield inaccurate or incomplete information due to, among other reasons, gaps in supplier or smelter data, errors or omissions in information provided by suppliers or smelters, or misunderstandings by suppliers or smelters regarding the SEC requirements.
Per the Company’s supply chain survey, 59 of the Company’s suppliers claimed to source, or provided information that caused the Company to reasonably believe that the supplier sourced, conflict minerals from one or more of the Covered Countries. These suppliers identified 587 smelter and refiner facilities that may process the necessary conflict minerals contained in the materials provided to the Company. Of those facilities:

•	217 are listed as “compliant” on the CFSP list, meaning that they are compliant with the CFSP assessment protocols;

•	44 are listed as “active” on the CFSP list, meaning that they have committed to undergo a CFSP audit or are participating in a cross-recognized certification program;

•	58 are included on the CFSP list, but are not listed as “compliant” or “active”;

•	13 smelters are not currently included on the CFSP list; and

•	after comparing the remaining 255 names to the CFSP database and the U.S. Department of Commerce list, the Company was unable to determine that these were valid smelter names.

A listing of the known smelters and refiners identified by the Company’s suppliers is included in Annex I below. Not all of the included smelters and refiners may have processed the necessary conflict minerals contained in the Company’s products. In some cases, suppliers may have reported to us smelters and refiners that were not in our supply chain due to over-inclusiveness in the information received from their respective suppliers, the decision of such suppliers to provide information on a company-wide level rather than a product-based level, or for other reasons. The smelters and refiners listed in Annex I may not be all of the smelters and refiners in the Company’s supply chain, since certain suppliers were unable to identify the smelters and refiners of some of the necessary conflict minerals content contained in our products and because not all suppliers responded to our inquiries.
The CFSP-compliant smelters disclosed that, in addition to sourcing from recycled or scrap sources, they have sourced materials from L1, L2 and L3 countries, as well as from the Democratic Republic of the Congo. L1 and L2 countries are, respectively, countries with known active ore production that are not identified as conflict regions or plausible countries of smuggling or export of conflict minerals and countries that are known or plausible countries for smuggling, export out of L3 countries, or transit of materials containing conflict minerals. The L3 countries consist of the Covered Countries. The smelters that are not listed as “compliant” on the CFSP list disclosed that, in addition to sourcing from recycled or scrap sources, they have sourced materials from China, Australia, Canada, Indonesia, Peru, Boliva, the United States of America and the L1 countries; however, many smelters did not provide specific country of origin data, and, as a result, this list is likely incomplete. The smelters that are not listed as “compliant” on the CFSP list did not disclose any mines located in the Covered Countries.
Independent Private Sector Audit
The Company does not have sufficient information to determine whether its products are “DRC conflict free.” As such, an independent private sector audit is not required at this time.
Continuous Improvement
The Company took the following steps, among others, to mature its conflict minerals program, including its RCOI and due diligence measures, in accordance with OECD Guidance and to further mitigate the risk that the conflict minerals contained in its products finance or benefit armed groups in the Covered Countries:

●	Included a conflict minerals flow-down clause in new or renewed supplier agreement templates and in standard purchaser terms and conditions;

●	Worked to further integrate Medtronic’s and Covidien’s conflict minerals programs;

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Shared all due diligence results with the Core Team and Business Unit senior sourcing leadership who demonstrated awareness and concern, as well as responsiveness to the risks identified in the due diligence;

●	Engaged with suppliers by directing them to training resources to increase the response rate and improve the quality of the supplier survey responses;

●	Reached out to smelters and refiners within the Company’s supply chain who are not currently on the CFSP list and encouraged them to become listed and validated;

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Reached out to suppliers who indicated that they source conflict minerals from the Covered Countries to reiterate the Company’s policy and ask them to apply every effort to use only validated sources of conflict minerals;

●	Worked with non-responsive suppliers through follow-up letters and direct outreach by commodity managers to educate suppliers and facilitate responses;

●	Created a process to receive external inquiries and grievances from customers, employees or other interested parties;

●	Participated in multiple webinars and conferences, and engaged in informal Medical Device/Pharma industry benchmarking group on conflict minerals; and

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Joined the CFSI in 2015, which provides the Company with the ability to participate in shaping industry policies regarding conflict minerals, a forum for engagement with stakeholder groups related to conflict minerals, and access to data regarding those facilities that are validated through the CFSP.

The Company expects to take the following steps as part of continuous improvement:

●	Work to further mature the Company’s conflict minerals program and build transparency over its supply chain in accordance with the OECD Guidance;

●	Continue to annually evaluate the Company’s suppliers in order to determine those suppliers that are in-scope and should be surveyed as part of the Company’s conflict minerals program.

●	Continue to drive our suppliers to obtain current, accurate, and complete information from their supply chain about their smelters and refiners of conflict minerals;

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Further focus on the analysis of supplier responses and maturing the Company’s due diligence efforts and procedures for suppliers that report to source from one or more of the Covered Countries, specifically at the smelter or refiner and component level;

●	Continue to integrate Medtronic’s and Covidien’s conflict minerals programs; and

●	Increase the Company’s focus on conflict minerals compliance on high-risk and high-spend suppliers.

Annex I
Smelters and Refiners

Metal	Smelter Name	Smelter status	Smelter Country
Gold (Au)	Advanced Chemical Company	Active
Gold (Au)	Aida Chemical Industries Co. Ltd.	Compliant	JAPAN
Gold (Au)	Aktyubinsk Copper Company TOO	Standard - Not active or compliant	KAZAKHSTAN
Gold (Au)	Al Etihad Gold Refinery DMCC	Standard - Not active or compliant	UNITED ARAB EMIRATES
Gold (Au)	Allgemeine Gold-und Silberscheideanstalt A.G.	Compliant	GERMANY
Gold (Au)	Almalyk Mining and Metallurgical Complex (AMMC)	Standard - Not active or compliant	UZBEKISTAN
Gold (Au)	AngloGold Ashanti Córrego do Sítio Mineração	Compliant	BRAZIL
Gold (Au)	Anhui Tongling non-ferrous Pioneer Metals Corporation	Standard - Not active or compliant	CHINA
Gold (Au)	Argor-Heraeus S.A.	Compliant	SWITZERLAND
Gold (Au)	Asahi Pretec	Compliant	JAPAN
Gold (Au)	Asahi Refining Canada Limited	Compliant	CANADA
Gold (Au)	Asahi Refining USA Inc.	Compliant
Gold (Au)	Asaka Riken	Compliant	JAPAN
Gold (Au)	Atasay Kuyumculuk Sanayi	Compliant	TURKEY
Gold (Au)	Aurubis AG	Compliant	GERMANY
Gold (Au)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Compliant	PHILIPPINES
Gold (Au)	Bauer Walser AG	Standard - Not active or compliant	GERMANY
Gold (Au)	Boliden AB	Compliant	SWEDEN
Gold (Au)	C. Hafner GmbH	Compliant	GERMANY
Gold (Au)	Caridad	Standard - Not active or compliant	MEXICO
Gold (Au)	CCR Refinery	Compliant	CANADA
Gold (Au)	Cendres + Métaux S.A.	Active	SWITZERLAND
Gold (Au)	Chimet S.p.A	Compliant	ITALY
Gold (Au)	Chugai Mining	Standard - Not active or compliant	JAPAN
Gold (Au)	Daejin Indus Co. Ltd	Active	KOREA, REPUBLIC OF
Gold (Au)	Daye Non-Ferrous Metals Mining Ltd.	Standard - Not active or compliant	CHINA
Gold (Au)	Do Sung	Active	KOREA, REPUBLIC OF
Gold (Au)	Doduco	Compliant	GERMANY
Gold (Au)	Dowa	Compliant	JAPAN
Gold (Au)	Eco-System Recycling	Compliant	JAPAN
Gold (Au)	Elemetal Refining, LLC	Compliant
Gold (Au)	Emirates Gold DMCC	Standard - Not active or compliant	UNITED ARAB EMIRATES
Gold (Au)	Faggi Enrico S.p.A.	Active	ITALY
Gold (Au)	Fidelity Printers and Refiners Ltd.	Standard - Not active or compliant	ZIMBABWE
Gold (Au)	FSE Novosibirsk Refinery	Compliant	RUSSIAN FEDERATION

Gold (Au)	Gansu Seemine Material Hi-Tech Co., Ltd.	Standard - Not active or compliant	CHINA
Gold (Au)	Geib Refining Corporation	Standard - Not active or compliant
Gold (Au)	Great Wall Precious Metals Co., Ltd. of CBPM	Standard - Not active or compliant	CHINA
Gold (Au)	Guangdong Jinding Gold Limited	Standard - Not active or compliant	CHINA
Gold (Au)	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Standard - Not active or compliant	CHINA
Gold (Au)	Hangzhou Fuchunjiang Smelting Co., Ltd.	Standard - Not active or compliant	CHINA
Gold (Au)	Heimerle + Meule GmbH	Compliant	GERMANY
Gold (Au)	Heraeus Ltd. Hong Kong	Compliant	CHINA
Gold (Au)	Heraeus Precious Metals GmbH	Compliant	GERMANY
Gold (Au)	Hunan Chenzhou Mining Co., Ltd.	Standard - Not active or compliant	CHINA
Gold (Au)	Hwasung CJ Co., Ltd.	Standard - Not active or compliant	KOREA, REPUBLIC OF
Gold (Au)	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Standard - Not active or compliant	CHINA
Gold (Au)	Ishifuku Metal Industry Co.	Compliant	JAPAN
Gold (Au)	Istanbul Gold Refinery	Compliant	TURKEY
Gold (Au)	Japan Mint	Compliant	JAPAN
Gold (Au)	Jiangxi Copper Co., Ltd.	Compliant	CHINA
Gold (Au)	Johnson Matthey Inc	Compliant
Gold (Au)	Johnson Matthey Limited	Compliant	CANADA
Gold (Au)	JSC Ekaterinburg	Compliant	RUSSIAN FEDERATION
Gold (Au)	JSC Uralelectromed	Compliant	RUSSIAN FEDERATION
Gold (Au)	JX Nippon	Compliant	JAPAN
Gold (Au)	JX Nippon Mining & Metals Co., Ltd	Compliant	JAPAN
Gold (Au)	Kaloti Precious Metals	Standard - Not active or compliant	UNITED ARAB EMIRATES
Gold (Au)	Kazakhmys plc	Standard - Not active or compliant	KAZAKHSTAN
Gold (Au)	Kazzinc	Compliant	KAZAKHSTAN
Gold (Au)	Kennecott Utah Copper LLC	Compliant
Gold (Au)	KGHM Polska Miedz Spólka Akcyjna	Standard - Not active or compliant	POLAND
Gold (Au)	Kojima Chemicals Co.	Compliant	JAPAN
Gold (Au)	Kojima Chemicals Co. Ltd	Compliant	JAPAN
Gold (Au)	Korea Metal Co., Ltd.	Standard - Not active or compliant	KOREA, REPUBLIC OF
Gold (Au)	Korea Zinc Co. Ltd.	Standard - Not active or compliant	KOREA, REPUBLIC OF
Gold (Au)	Kyrgyzaltyn JSC	Standard - Not active or compliant	KYRGYZSTAN
Gold (Au)	L' azurde Company For Jewelry	Compliant	SAUDI ARABIA
Gold (Au)	Lingbao Gold Company Limited	Standard - Not active or compliant	CHINA
Gold (Au)	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Standard - Not active or compliant	CHINA

Gold (Au)	LS-Nikko	Compliant	KOREA, REPUBLIC OF
Gold (Au)	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Standard - Not active or compliant	CHINA
Gold (Au)	Materion	Compliant
Gold (Au)	Matsuda Sangyo Co.	Compliant	JAPAN
Gold (Au)	Metahub Industries Sdn. Bhd.	Standard - Not active or compliant	MALAYSIA
Gold (Au)	Metalor Switzerland	Compliant	SWITZERLAND
Gold (Au)	Metalor Technologies (Hong Kong)	Compliant	HONG KONG
Gold (Au)	Metalor Technologies (Singapore)	Compliant	SINGAPORE
Gold (Au)	Metalor Technologies (Suzhou) Ltd.	Active	CHINA
Gold (Au)	Metalor Technologies SA	Compliant	SWITZERLAND
Gold (Au)	Metalor USA Refining	Compliant
Gold (Au)	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Compliant	MEXICO
Gold (Au)	Mitsubishi Materials	Compliant	JAPAN
Gold (Au)	Mitsubishi Materials Corporation	Compliant	JAPAN
Gold (Au)	Mitsui Mining and Smelting	Compliant	JAPAN
Gold (Au)	MMTC-PAMP India Pvt., Ltd.	Compliant	INDIA
Gold (Au)	Morris and Watson	Standard - Not active or compliant	NEW ZEALAND
Gold (Au)	Moscow Special Alloys Processing Plant	Compliant	RUSSIAN FEDERATION
Gold (Au)	Nadir Metal Rafineri San. Ve Tic.	Compliant	TURKEY
Gold (Au)	Navoi Mining and Metallurgical Combinat	Standard - Not active or compliant	UZBEKISTAN
Gold (Au)	Nihon Material Co.	Compliant	JAPAN
Gold (Au)	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Compliant	AUSTRIA
Gold (Au)	Ohio Precious Metals	Compliant
Gold (Au)	Ohura Precious Metal Industry	Compliant	JAPAN
Gold (Au)	Ohura Precious Metal Industry Co., Ltd	Compliant	JAPAN
Gold (Au)	OJSC Kolyma Refinery	Standard - Not active or compliant	RUSSIAN FEDERATION
Gold (Au)	PAMP S.A.	Compliant	SWITZERLAND
Gold (Au)	Penglai Penggang Gold Industry Co., Ltd.	Standard - Not active or compliant	CHINA
Gold (Au)	Perth Mint (Western Australia Mint)	Compliant	AUSTRALIA
Gold (Au)	Prioksky Plant of Non-Ferrous Metals	Compliant	RUSSIAN FEDERATION
Gold (Au)	PT Aneka Tambang	Compliant	INDONESIA
Gold (Au)	PX Précinox S.A.	Compliant	SWITZERLAND
Gold (Au)	Rand Refinery	Compliant	SOUTH AFRICA
Gold (Au)	Republic Metals Corporation	Compliant
Gold (Au)	Royal Canadian Mint	Compliant	CANADA
Gold (Au)	Sabin Metal Corp.	Standard - Not active or compliant
Gold (Au)	Samduck Precious Metals	Active	KOREA, REPUBLIC OF
Gold (Au)	SAMWON Metals Corp.	Standard - Not active or compliant	KOREA, REPUBLIC OF
Gold (Au)	SAXONIA Edelmetalle GmbH	Active	GERMANY
Gold (Au)	Schone Edelmetaal	Compliant	NETHERLANDS

Gold (Au)	SEMPSA Joyeria Plateria	Compliant	SPAIN
Gold (Au)	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Standard - Not active or compliant	CHINA
Gold (Au)	Sichuan Tianze Precious Metals Co., Ltd	Compliant	CHINA
Gold (Au)	Singway Technology Co., Ltd.	Compliant	TAIWAN
Gold (Au)	So Accurate Group, Inc.	Standard - Not active or compliant
Gold (Au)	SOE Shyolkovsky	Active	RUSSIAN FEDERATION
Gold (Au)	Solar Applied Materials	Compliant	TAIWAN
Gold (Au)	Sudan Gold Refinery	Standard - Not active or compliant	SUDAN
Gold (Au)	Sumitomo Metal Mining Co., Ltd.	Compliant	JAPAN
Gold (Au)	T.C.A S.p.A	Compliant	ITALY
Gold (Au)	Tanaka Kikinzoku Kogyo K.K.	Compliant	JAPAN
Gold (Au)	The Refinery of Shandong Gold Mining Co. Ltd	Compliant	CHINA
Gold (Au)	Tokuriki Honten Co.	Compliant	JAPAN
Gold (Au)	Torecom	Active	KOREA, REPUBLIC OF
Gold (Au)	Umicore Brasil Ltda	Compliant	BRAZIL
Gold (Au)	Umicore Precious Metals Thailand	Compliant	THAILAND
Gold (Au)	Umicore S.A. Business Unit Precious Metals Refining	Compliant	BELGIUM
Gold (Au)	United Precious Metal Refining	Compliant
Gold (Au)	Valcambi S.A.	Compliant	SWITZERLAND
Gold (Au)	WIELAND Edelmetalle GmbH	Active	GERMANY
Gold (Au)	Xstrata Canada Corporation	Compliant	CANADA
Gold (Au)	Yamamoto Precious Metal Co.	Compliant	JAPAN
Gold (Au)	Yokohama Metal Co Ltd	Active	JAPAN
Gold (Au)	Yunnan Copper Industry Co., Ltd.	Standard - Not active or compliant	CHINA
Gold (Au)	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Compliant	CHINA
Gold (Au)	Zijin Mining Group Co. Ltd	Compliant	CHINA
Gold (Au)	Dowa Metals & Mining. Kosak Seiren	Non-CFSP listed	JAPAN
Gold (Au)	Guangdong MingFa Precious Metal Co.,Ltd	Non-CFSP listed, TIC	CHINA
Gold (Au)	Mitsui & Co. Precious Metals Inc. Hong Kong Branch	Non-CFSP listed, LBMA, TIC	CHINA
Gold (Au)	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Non-CFSP listed, LBMA	RUSSIAN FEDERATION
Gold (Au)	United Refining	Non-CFSP listed
Tantalum (Ta)	Avon Specialty Metals Ltd	Active	UNITED KINGDOM
Tantalum (Ta)	Changsha South Tantalum Niobium Co., Ltd.	Compliant	CHINA
Tantalum (Ta)	Conghua Tantalum and Niobium Smeltry	Compliant	CHINA
Tantalum (Ta)	D Block Metals, LLC	Compliant
Tantalum (Ta)	Duoluoshan	Compliant	CHINA
Tantalum (Ta)	Exotech Inc.	Compliant
Tantalum (Ta)	F&X Electro-Materials Ltd.	Compliant	CHINA
Tantalum (Ta)	FIR Metals & Resource Ltd.	Compliant	CHINA
Tantalum (Ta)	Global Advanced Metals Aizu	Compliant	JAPAN
Tantalum (Ta)	Global Advanced Metals Boyertown	Compliant
Tantalum (Ta)	Guangdong Zhiyuan	Compliant	CHINA

Tantalum (Ta)	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	Compliant	CHINA
Tantalum (Ta)	H.C. Starck Co., Ltd.	Compliant	THAILAND
Tantalum (Ta)	H.C. Starck GmbH Goslar	Compliant	GERMANY
Tantalum (Ta)	H.C. Starck GmbH Laufenberg	Compliant	GERMANY
Tantalum (Ta)	H.C. Starck Hermsdorf GmbH	Compliant	GERMANY
Tantalum (Ta)	H.C. Starck Inc.	Compliant
Tantalum (Ta)	H.C. Starck Ltd.	Compliant	JAPAN
Tantalum (Ta)	H.C. Starck Smelting GmbH & Co.	Compliant	GERMANY
Tantalum (Ta)	Hengyang King Xing Lifeng	Compliant	CHINA
Tantalum (Ta)	Hi-Temp	Compliant
Tantalum (Ta)	Jiangxi Dinghai Tantalum & Niobium Co., LTD	Compliant	CHINA
Tantalum (Ta)	JiuJang JinXin	Compliant	CHINA
Tantalum (Ta)	JiuJang Tanbre Co.	Compliant	CHINA
Tantalum (Ta)	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Compliant	CHINA
Tantalum (Ta)	KEMET Blue Metals	Compliant	MEXICO
Tantalum (Ta)	KEMET Blue Powder	Compliant
Tantalum (Ta)	King-Tan Tantalum Industry Ltd.	Compliant	CHINA
Tantalum (Ta)	LSM Brasil S.A.	Compliant	BRAZIL
Tantalum (Ta)	Metallurgical Products India	Compliant	INDIA
Tantalum (Ta)	Mineração Taboca S.A.	Compliant	BRAZIL
Tantalum (Ta)	Mitsui Mining & Smelting	Compliant	JAPAN
Tantalum (Ta)	Molycorp Silmet A.S.	Compliant	ESTONIA
Tantalum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.	Compliant	CHINA
Tantalum (Ta)	Plansee SE Liezen	Compliant	AUSTRIA
Tantalum (Ta)	Plansee SE Reutte	Compliant	AUSTRIA
Tantalum (Ta)	QuantumClean	Compliant
Tantalum (Ta)	Resind Indústria e Comércio Ltda	Compliant	BRAZIL
Tantalum (Ta)	RFH	Compliant	CHINA
Tantalum (Ta)	Taki Chemical Co., Ltd.	Compliant	JAPAN
Tantalum (Ta)	Telex	Compliant
Tantalum (Ta)	Tranzact, Inc.	Compliant
Tantalum (Ta)	Ulba	Compliant	KAZAKHSTAN
Tantalum (Ta)	XinXing HaoRong Electronic Material Co., Ltd.	Compliant	CHINA
Tantalum (Ta)	Yichun Jin Yang Rare Metal Co., Ltd	Compliant	CHINA
Tantalum (Ta)	Zhuzhou Cement Carbide	Compliant	CHINA
Tin (Sn)	Alpha	Compliant
Tin (Sn)	An Thai Minerals Company Limited	Active	VIET NAM
Tin (Sn)	An Vinh Joint Stock Mineral Processing Company	Active	VIET NAM
Tin (Sn)	Chenzhou Yunxiang Mining and Metallurgy Company Limited	Active	CHINA
Tin (Sn)	China Rare Metal Materials Company	Compliant	CHINA
Tin (Sn)	China Tin Group Co., Ltd.	Active	CHINA
Tin (Sn)	CNMC (Guangxi) PGMA Co., Ltd.	Standard - Not active or compliant	CHINA
Tin (Sn)	Cookson	Compliant
Tin (Sn)	Cooper Santa	Compliant	BRAZIL
Tin (Sn)	CV Ayi Jaya	Compliant	INDONESIA
Tin (Sn)	CV Dua Sekawan	Active	INDONESIA
Tin (Sn)	CV Gita Pesona	Compliant	INDONESIA

Tin (Sn)	CV JusTindo	Compliant	INDONESIA
Tin (Sn)	CV Nurjanah	Compliant	INDONESIA
Tin (Sn)	CV Serumpun Sebalai	Compliant	INDONESIA
Tin (Sn)	CV Tiga Sekawan	Active	INDONESIA
Tin (Sn)	CV United Smelting	Compliant	INDONESIA
Tin (Sn)	CV Venus Inti Perkasa	Compliant	INDONESIA
Tin (Sn)	Dowa	Compliant	JAPAN
Tin (Sn)	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Active	VIET NAM
Tin (Sn)	Elmet S.L.U. (Metallo Group)	Compliant	SPAIN
Tin (Sn)	EM Vinto	Compliant	BOLIVIA
Tin (Sn)	Estanho de Rondônia S.A.	Standard - Not active or compliant	BRAZIL
Tin (Sn)	Feinhütte Halsbrücke GmbH	Active	GERMANY
Tin (Sn)	Fenix Metals	Compliant	POLAND
Tin (Sn)	Gejiu Fengming Metalurgy Chemical Plant	Active	CHINA
Tin (Sn)	Gejiu Kai Meng Industry and Trade LLC	Active	CHINA
Tin (Sn)	Gejiu Non-Ferrous Metal Procesing	Compliant	CHINA
Tin (Sn)	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Standard - Not active or compliant	CHINA
Tin (Sn)	Gejiu Zili Mining And Metallurgy Co., Ltd.	Standard - Not active or compliant	CHINA
Tin (Sn)	Guanyang Guida Nonferrous Metal Smelting Plant	Active	CHINA
Tin (Sn)	HuiChang Hill Tin Industry Co., Ltd.	Active	CHINA
Tin (Sn)	Huichang Jinshunda Tin Co., Ltd.	Standard - Not active or compliant	CHINA
Tin (Sn)	Jiangxi Nanshan	Standard - Not active or compliant	CHINA
Tin (Sn)	Linwu Xianggui Ore Smelting Co., Ltd.	Standard - Not active or compliant	CHINA
Tin (Sn)	Liuzhou China Tin	Active	CHINA
Tin (Sn)	Magnu's Minerais Metais	Compliant	BRAZIL
Tin (Sn)	Malaysia Smelting Corporation (MSC)	Compliant	MALAYSIA
Tin (Sn)	Melt Metais e Ligas S.A.	Compliant	BRAZIL
Tin (Sn)	Metahub Industries Sdn. Bhd.	Standard - Not active or compliant	MALAYSIA
Tin (Sn)	Metallic Resources, Inc.	Compliant
Tin (Sn)	Metallo-Chimique N.V.	Compliant	BELGIUM
Tin (Sn)	Mineracao Taboca S.A.	Compliant	BRAZIL
Tin (Sn)	Minsur	Compliant	PERU
Tin (Sn)	Mitsubishi Materials	Compliant	JAPAN
Tin (Sn)	Mitsubishi Materials Corporation	Compliant	JAPAN
Tin (Sn)	NGHE TIN NON-FERROUS METAL	Active	VIET NAM
Tin (Sn)	O.M. Manufacturing	Compliant	THAILAND
Tin (Sn)	O.M. Manufacturing Philippines, Inc.	Compliant	PHILIPPINES
Tin (Sn)	OMSA	Compliant	BOLIVIA
Tin (Sn)	Phoenix Metal Ltd.	Active	RWANDA
Tin (Sn)	PT Alam Lestari Kencana	Standard - Not active or compliant	INDONESIA
Tin (Sn)	PT Artha Cipta Langgeng	Compliant	INDONESIA
Tin (Sn)	PT ATD Makmur Mandiri Jaya	Compliant	INDONESIA
Tin (Sn)	PT Babel Inti Perkasa	Compliant	INDONESIA

Tin (Sn)	PT Bangka Kudai Tin	Standard - Not active or compliant	INDONESIA
Tin (Sn)	PT Bangka Prima Tin	Compliant	INDONESIA
Tin (Sn)	PT Bangka Timah Utama Sejahtera	Standard - Not active or compliant	INDONESIA
Tin (Sn)	PT Bangka Tin Industry	Compliant	INDONESIA
Tin (Sn)	PT Belitung Industri Sejahtera	Compliant	INDONESIA
Tin (Sn)	PT BilliTin Makmur Lestari	Compliant	INDONESIA
Tin (Sn)	PT Bukit Timah	Compliant	INDONESIA
Tin (Sn)	PT Cipta Persada Mulia	Compliant	INDONESIA
Tin (Sn)	PT DS Jaya Abadi	Compliant	INDONESIA
Tin (Sn)	PT Eunindo Usaha Mandiri	Compliant	INDONESIA
Tin (Sn)	PT Fang Di MulTindo	Standard - Not active or compliant	INDONESIA
Tin (Sn)	PT Inti Stania Prima	Compliant	INDONESIA
Tin (Sn)	PT Karimun Mining	Standard - Not active or compliant	INDONESIA
Tin (Sn)	PT Kijang Jaya Mandiri	Active	INDONESIA
Tin (Sn)	PT Mitra Stania Prima	Compliant	INDONESIA
Tin (Sn)	PT Panca Mega Persada	Compliant	INDONESIA
Tin (Sn)	PT Pelat Timah Nusantara Tbk	Standard - Not active or compliant	INDONESIA
Tin (Sn)	PT Prima Timah Utama	Compliant	INDONESIA
Tin (Sn)	PT Refined Bangka Tin	Compliant	INDONESIA
Tin (Sn)	PT Refined Banka Tin	Compliant	INDONESIA
Tin (Sn)	PT Sariwiguna Binasentosa	Compliant	INDONESIA
Tin (Sn)	PT Seirama Tin Investment	Standard - Not active or compliant	INDONESIA
Tin (Sn)	PT Stanindo Inti Perkasa	Compliant	INDONESIA
Tin (Sn)	PT Sukses Inti Makmur	Compliant	INDONESIA
Tin (Sn)	PT Sumber Jaya Indah	Compliant	INDONESIA
Tin (Sn)	PT Tambang Timah	Compliant	INDONESIA
Tin (Sn)	PT Timah	Compliant	INDONESIA
Tin (Sn)	PT Tinindo Inter Nusa	Compliant	INDONESIA
Tin (Sn)	PT Tirus Putra Mandiri	Standard - Not active or compliant	INDONESIA
Tin (Sn)	PT Tommy Utama	Active	INDONESIA
Tin (Sn)	PT Wahana Perkit Jaya	Compliant	INDONESIA
Tin (Sn)	Resind Indústria e Comércio Ltda	Compliant	BRAZIL
Tin (Sn)	Rui Da Hung	Compliant	TAIWAN
Tin (Sn)	Soft Metais Ltda.	Compliant	BRAZIL
Tin (Sn)	Thailand Smelting and Refining Co. Ltd.	Compliant	THAILAND
Tin (Sn)	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Active	VIET NAM
Tin (Sn)	VQB Mineral and Trading Group JSC	Compliant	VIET NAM
Tin (Sn)	White Solder Metalurgia	Compliant	BRAZIL
Tin (Sn)	Yunnan Chengfeng	Active	CHINA
Tin (Sn)	Yunnan Tin Group (Holding) Company Limited	Standard - Not active or compliant	CHINA
Tin (Sn)	Gejiu Jinye Mineral Co., Ltd.	Non-CFSP listed	CHINA
Tin (Sn)	Gejiu Yunxi Group Corp	Non-CFSP listed	CHINA

Tin (Sn)	Wind Yunnan Nonferrous Metals Co.,Ltd.	Non-CFSP listed, LME, tbl_smelter_USGS	CHINA
Tin (Sn)	Yunnan, China Rare Metal Materials Company	Non-CFSP listed	CHINA
Tin (Sn)	Yun'xin Non-ferrous Electroanalysis Ltd.	Non-CFSP listed	CHINA
Tungsten (W)	A.L.M.T. Corp.	Compliant	JAPAN
Tungsten (W)	Asia Tungsten Products Vietnam Ltd.	Compliant	VIET NAM
Tungsten (W)	ATI Metalworking Products	Compliant
Tungsten (W)	Chaozhou Xianglu Tungsten Industry Co Ltd	Compliant	CHINA
Tungsten (W)	Chenzhou Diamond Tungsten Products Co., Ltd.	Compliant	CHINA
Tungsten (W)	Chongyi Zhangyuan Tungsten Co Ltd	Compliant	CHINA
Tungsten (W)	Dayu Jincheng Tungsten Industry Co., Ltd.	Active	CHINA
Tungsten (W)	Dayu Weiliang Tungsten Co., Ltd.	Active	CHINA
Tungsten (W)	Fujian Jinxin Tungsten Co., Ltd.	Compliant	CHINA
Tungsten (W)	Ganxian Shirui New Material Co., Ltd.	Standard - Not active or compliant	CHINA
Tungsten (W)	Ganzhou Huaxing Tungsten Products Co., Ltd.	Compliant	CHINA
Tungsten (W)	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Compliant	CHINA
Tungsten (W)	Ganzhou Nonferrous Metals Smelting Co Ltd.	Active	CHINA
Tungsten (W)	Ganzhou Seadragon W & Mo Co., Ltd.	Compliant	CHINA
Tungsten (W)	Ganzhou Yatai Tungsten Co., Ltd.	Compliant	CHINA
Tungsten (W)	Global Tungsten & Powders Corp	Compliant
Tungsten (W)	H.C. Starck GmbH	Compliant	GERMANY
Tungsten (W)	H.C. Starck Smelting GmbH & Co.KG	Compliant	GERMANY
Tungsten (W)	Hunan Chenzhou Mining Co., Ltd.	Compliant	CHINA
Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Active	CHINA
Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	Active	CHINA
Tungsten (W)	Hunan Chunchang Nonferrous Metals Co., Ltd.	Compliant	CHINA
Tungsten (W)	Hydrometallurg, JSC	Compliant	RUSSIAN FEDERATION
Tungsten (W)	Japan New Metals Co., Ltd.	Compliant	JAPAN
Tungsten (W)	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Active	CHINA
Tungsten (W)	Jiangxi Gan Bei Tungsten Co., Ltd.	Compliant	CHINA
Tungsten (W)	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Standard - Not active or compliant	CHINA
Tungsten (W)	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Active	CHINA
Tungsten (W)	Jiangxi Xinsheng Tungsten Industry Co. Ltd.	Active	CHINA
Tungsten (W)	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Compliant	CHINA
Tungsten (W)	Jiangxi Yaosheng Tungsten Co., Ltd.	Active	CHINA
Tungsten (W)	Kennametal Fallon	Active
Tungsten (W)	Malipo Haiyu Tungsten Co., Ltd.	Compliant	CHINA
Tungsten (W)	Niagara Refining LLC	Compliant
Tungsten (W)	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Compliant	VIET NAM
Tungsten (W)	Pobedit, JSC	Active	RUSSIAN FEDERATION
Tungsten (W)	Sanher Tungsten Vietnam Co., Ltd.	Active	VIET NAM
Tungsten (W)	Tejing (Vietnam) Tungsten Co., Ltd.	Compliant	VIET NAM
Tungsten (W)	Vietnam Youngsun Tungsten Industry Co., Ltd	Compliant	VIET NAM

Tungsten (W)	Wolfram Bergbau und Hütten AG	Compliant	AUSTRIA
Tungsten (W)	Xiamen Tungsten (H.C.) Co., Ltd.	Compliant	CHINA
Tungsten (W)	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Compliant	CHINA
Tungsten (W)	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	Non-CFSP listed	CHINA
Tungsten (W)	Saganoseki Smelter & Refinery	Non-CFSP listed, LBMA	JAPAN
Tungsten (W)	Xamen Tungsten Co Ltd	Non-CFSP listed	CHINA